Exhibit 99.1

Enertopia Announces Proposed Financing

Kelowna, BC- (Newsfile Corp. - July 17, 2025 - Enertopia Corporation (CSE:ENRT) (the "Company" or "Enertopia") is an energy company focused on building shareholder value through a combination of our intellectual property,  pending patents in the green technology space, along with our Nevada lithium claims, is pleased to announce it intends to complete a non-brokered private placement equity financing of USD $300,000.

Enertopia intends to complete a non-brokered private placement financing (the "Offering") of three million shares priced at USD $0.10 each in order to raise gross proceeds of up to USD $300,000.

Enertopia intends to use the proceeds of the Offering as follows: Accelerating the development opportunities of the Company's portfolio of patent and patent pending technologies, other corporate opportunities and for general corporate and working capital purposes. The actual allocation of the proceeds may vary from the uses set forth above, depending on future operations or unforeseen events or opportunities. If the Offering is not fully subscribed, the Company may apply the proceeds of the Offering in such priority and proportions as the board of directors of the Company determines to be in the best interests of Company.

The Offering may be completed pursuant to BC Instrument 45-534 -  Exemption from Prospectus Requirement for Certain Trades  to Existing Security Holders (BCI 45-534") and the corresponding blanket orders and rules implementing BCI 45-534 in the participating jurisdictions in respect thereof (the "Existing Security Holder Exemption"); and BC Instrument 45-536 - Exemption from Prospectus Requirements for Certain Distributions through an Investment Dealer ("BCI 45-536") and the corresponding blanket orders and rules implementing BCI 45-536 in the participating jurisdictions in respect thereof ("Investment Dealer Exemption").

In addition to conducting the Offering pursuant to the Existing Security Holder Exemption and Investment Dealer Exemption, the Company will also accept subscriptions for units where other prospectus exemptions are available.

As at the date hereof, the Existing Security Holder Exemption is available in each of the provinces of Canada, with the exception of Newfoundland and Labrador and the Investment Dealer Exemption is available in each of Alberta, British Columbia, Saskatchewan, Manitoba and New Brunswick.

Subject to applicable securities laws, the Company will permit each person or company who, as of April 4, 2025 (being the record date set by the Company pursuant to BCI 45-534) (the "Record Date"), who holds common shares of the Company as of that date (a "Current Shareholder") to subscribe under the Offering, provided that the Existing Security Holder Exemption is available to such person or company. Pursuant to BCI 45-534, each subscriber relying on the Existing Security Holder Exemption may subscribe for such number of equity units that results in an acquisition cost of less than or equal to CDN$15,000 for such subscribers, unless a subscriber is resident in a jurisdiction of Canada and has obtained advice regarding the suitability of the investment from a registered investment dealer (in which case such maximum subscription amount will not apply). Pursuant to BCI 45-536, each subscriber relying on the Investment Dealer Exemption must obtain advice regarding the suitability of the investment from a registered investment dealer.

Subscriptions pursuant to the Existing Security Holder Exemption are being allocated to subscribers on a "first come, first served" basis wherein the subscribers who are first to submit a completed subscription agreement and payment of the corresponding subscription proceeds will be accepted up until the maximum amount of the Existing Security Holder Exemption portion of the Offering is reached.

The Company may pay broker commissions or finder's fees of up to 8 percent in cash in connection with the Offering, subject to regulatory approval. The Offering may be closed in one or more tranches as subscriptions are received.

The securities issued will be subject to a hold period in Canada of four months and one day, or for any resales into the United States under Rule 144, six months and one day. The Offering is subject to customary regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corporation
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

Renmark Financial Communications Inc.

Preston Conable: pconable@renmarkfinancial.com

Tel: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements; foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. There can be no assurance that the financing will close and if closed will have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.